UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2026, LQR House Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Fusion Five Continents Securities Limited, a New Zealand limited company (the “Target”), and Dean Shields as the seller, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of the Target in multiple closings.

No later than April 24, 2026, the Company will complete the initial closing, acquiring 2,400 ordinary shares of the Target, representing 24% of the outstanding shares, for a purchase price of $28,080,000 payable in Tether (USDT).

After ten business days following the satisfaction of all the conditions contained in the Agreement, including any required regulatory approvals, the Company has agreed to acquire, in one or more closings, the remaining 7,600 ordinary shares of the Target, representing 76% of the outstanding shares, for an aggregate purchase price of $98,800,000, payable in USDT.

The Agreement contains customary representations, warranties, covenants, and indemnification provisions for transactions of this nature.

The foregoing description of the Agreement is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the acquisition of the Target, the Board of Directors of the Company (the “Board”) determined that it would be in the best interests of the Company and its stockholders to fill vacancies on the Board with individuals who are based in New Zealand or have significant business experience in New Zealand.

Accordingly, on April 10, 2026, the Board appointed Yuting “Tina” Luo and to serve as a director of the Company. Ms. Luo has experience as a compliance and risk management professional in the financial services industry. The Board also appointed Ms. Luo to serve on the Audit Committee and the Nominating Committee and has determined that she qualifies as an independent director under the applicable Nasdaq Listing Rules.

Also on April 10, 2026, the Board appointed Hoi Ho George Wong to serve as a director of the Company. Mr. Wong has experience in accounting and business management in New Zealand. The Board has also appointed Mr. Wong to serve on the Compensation Committee and has determined that he qualifies as an independent director under the applicable Nasdaq Listing Rules.

There are no arrangements or understandings between either Ms. Luo or Mr. Wong and any other person pursuant to which either of them was selected as a director, except in connection with the transaction described above. There are no transactions involving either Ms. Luo or Mr. Wong requiring disclosure under Item 404(a) of Regulation S-K.

In connection with such director appointments, the Company entered into written service agreements (the “Director Agreements”) with each of Ms. Luo and Mr. Wong on April 13, 2026. Pursuant to the Director Agreements, Ms. Luo and Mr. Wong will each be entitled to receive annual cash fees of $48,000, payable in monthly installments, for their services as directors on the Board. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of director agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2024.

In addition, in connection with such director appointments, the Company entered into its standard form of indemnification agreement with each of Ms. Luo and Mr. Wong, substantially in the form filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 16, 2023.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1	Share Purchase Agreement, dated April 11, 2026, by and among LQR House Inc., Fusion Five Continents Securities Limited and Dean Shields.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: April 15, 2026	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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